SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AB Global Real Estate Investment Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Client Email

The following will be sent to clients notifying them of the proxy solicitation:

June 5, 2024

SUBJECT: UPCOMING CHANGES TO THE BOARD OF DIRECTORS OF AB FUNDS, SCB FUNDS, AND THE AB

MULTI-MANAGER ALTERNATIVE FUND

To Shareholders holding AB Funds, SCB Funds, or the AB Multi-Manager Alternative Fund,

We hope this letter finds you well. We are writing to let you know about proposed changes to the board of your mutual fund holdings, which will require action on your part in June.

What is Happening?

On May 9, 2024, the Boards of Directors of all AB Funds, SCB Funds, and the AB Multi-Manager Alternative Fund reviewed and unanimously approved the election of eight Directors/Trustees for each Company. The Boards of Directors determined that the Elections are in the best interests of shareholders.

What Action do you Need to Take?

The Elections require approval by the shareholders of the Funds. Therefore, as a shareholder of one or more of these Funds, you will soon be receiving proxy materials from our proxy administrator, Computershare, soliciting your vote. We expect this to happen in the beginning of June. You may vote directly through the materials they send or, for convenience, authorize your Bernstein Advisor to vote on your behalf. Please reach out to your Bernstein Advisor if you’d like them to vote on your behalf.

Why is this Happening?

The Funds are currently overseen by two separate groups of Directors.  The AB Funds (as defined in the Proxy Statement) are overseen by eight Directors, and the SCB Funds and AMMAF (as these terms are defined in the Proxy Statement) are overseen by five Directors. Following careful deliberation, each Board has separately determined that it is advisable and in the best interests of the Funds overseen by such Board to align and consolidate the membership of the Boards so that all of the Funds are overseen by a single, unitary board composed of the same Directors (“Unitary Board”).

In reaching its conclusion, each Board considered, among other things, that the Unitary Board is expected to provide administrative efficiencies in Fund governance and to result in cost savings for the Funds overseen by each group of separate Directors, as the expenses of administering and maintaining the Unitary Board are expected to be less than the aggregate expenses of administering and maintaining the two groups of separate Directors currently overseeing the Funds. Each Board also took into account that the proposed consolidation is expected to reduce the administrative burden to the Adviser of interacting with two separate boards and result in efficiencies associated with uniform board oversight.

When will this Happen?

If approved by shareholders, the Unitary Board is expected to be effective on January 1, 2025. We will be in touch with additional details following the delivery of proxy materials. Until then, please reach out to your Bernstein Advisor if you have any questions.

External Website

The following language will be available via banner on Bernstein.com:

2024 Proxy Vote

UPCOMING CHANGES TO THE BOARD OF DIRECTORS OF AB FUNDS, SCB FUNDS, AND THE AB MULTI-MANAGER ALTERNATIVE FUND

2024 Proxy Vote

On May 9, 2024, the Boards of Directors of all AB Funds, SCB Funds, and the AB Multi-Manager Alternative Fund reviewed and unanimously approved the election of eight Directors/Trustees for each Company. The Boards of Directors determined that the Elections are in the best interests of shareholders.

What Action do you Need to Take?

The Elections require approval by the shareholders of the Funds. Therefore, as a shareholder of one or more of these Funds, you will soon be receiving proxy materials from our proxy administrator, Computershare, soliciting your vote. We expect this to happen in the beginning of June. You may vote directly through the materials they send or, for convenience, authorize your Bernstein Advisor to vote on your behalf.

Why is this Happening?

The Funds are currently overseen by two separate groups of Directors.  The AB Funds (as defined in the Proxy Statement) are overseen by eight Directors, and the SCB Funds and AMMAF (as these terms are defined in the Proxy Statement) are overseen by five Directors. Following careful deliberation, each Board has separately determined that it is advisable and in the best interests of the Funds overseen by such Board to align and consolidate the membership of the Boards so that all of the Funds are overseen by a single, unitary board composed of the same Directors (“Unitary Board”).

In reaching its conclusion, each Board considered, among other things, that the Unitary Board is expected to provide administrative efficiencies in Fund governance and to result in cost savings for the Funds overseen by each group of separate Directors, as the expenses of administering and maintaining the Unitary Board are expected to be less than the aggregate expenses of administering and maintaining the two groups of separate Directors currently overseeing the Funds. Each Board also took into account that the proposed consolidation is expected to reduce the administrative burden to the Adviser of interacting with two separate boards and result in efficiencies associated with uniform board oversight.

When will this Happen?

If approved by shareholders, the Unitary Board is expected to be effective on January 1, 2025. We will be in touch with additional details following the delivery of proxy materials. Until then, please reach out to your Bernstein Advisor if you have any questions.

Client Email

The following will be sent to clients providing them with voting instructions:

To clients who have contacted us about the proxy:

SUBJECT: BERNSTEIN | MUTUAL FUND PROXY VOTE

Dear Client,

Thank you for reaching out about the upcoming proxy vote. To make this process as easy as possible for you, I’ve included the below summary of the proposal we are asking you to vote on as well as instructions on how I can vote on your behalf:

Shareholders are being asked to approve the election of eight Directors/Trustees to serve on a single, unitary board to oversee all affected funds. On May 9, 2024, the Boards of Directors of the AB Funds, Bernstein, and Sanford C. Bernstein Funds reviewed the elections, determined that they were in the best interests of shareholders and unanimously approved the elections. The Unitary Board is expected to provide administrative efficiencies in Fund governance and will generate cost savings for the Funds overseen by each group of separate Directors.

If you would like me to help you vote, I can do that with your approval. Accordingly, please reply to confirm that you hereby authorize us to process your proxy vote and that you have instructed us to vote “for” the proposal referenced on the ballot you received for the Bernstein mutual fund held in your account(s). Or, you can vote by calling Computershare, the proxy administrator, at 866-529-9314. I would be happy to call Computershare with you, if helpful.

Please let me know if you have any questions and thank you for your help!

To clients who have not contacted us:

SUBJECT: BERNSTEIN | MUTUAL FUND PROXY VOTE

Dear Client,

I hope you are doing well. Recently, you should have received information in the mail or via email about a shareholder vote for a AB and/or Bernstein Fund held in your account(s). Just in case the materials went into your junk email box or trash bin, I wanted to reach out to encourage you to respond and offer to help you vote with your approval. Every vote counts!

Shareholders are being asked to approve the election of eight Directors/Trustees to serve on a single, unitary board to oversee all affected funds. On May 9, 2024, the Boards of Directors of the AB Funds, Bernstein, and Sanford C. Bernstein Funds reviewed the elections, determined that they were in the best interests of shareholders and unanimously approved the elections. The Unitary Board is expected to provide administrative efficiencies in Fund governance and will generate cost savings for the Funds overseen by each group of separate Directors.

If you would like me to help you vote, I can do that with your approval. Accordingly, please reply to confirm that you hereby authorize us to process your proxy vote and that you have instructed us to vote “for” the proposal referenced on the ballot you received for the Bernstein mutual fund held in your account(s). Or, you can vote by calling Computershare, the proxy administrator, at 866-529-9314. I would be happy to call Computershare with you, if helpful.

Please let me know if you have any questions and thank you for your help!